Exhibit 1.1

GASTAR EXPLORATION USA, INC.

Series A Cumulative Preferred Stock

(par value $0.01 per share)

At-The-Market Issuance Sales Agreement

June 29, 2011

McNicoll, Lewis & Vlak LLC

1251 Avenue of the Americas, 41st Floor

New York, NY 100020

Ladies and Gentlemen:

Gastar Exploration USA, Inc., a Delaware corporation (the “Company”) and a wholly owned subsidiary of Gastar Exploration Ltd., a Canadian corporation organized under the Business Corporation Act of Alberta, Canada (the “Parent”), confirms its agreement (this “Agreement”) with McNicoll, Lewis & Vlak LLC (“MLV”), as follows:

1.	Issuance and Sale of Shares.

(a)	The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth in this Agreement (as defined below), it may issue and sell through MLV, as sales agent, up to 3,400,000 shares (the “Placement Shares”) of the Company’s Series A Cumulative Preferred Stock, par value $0.01 per share (the “Preferred Stock”); provided however, that in no event shall the Company issue or sell through MLV such number of Placement Shares that (a) exceeds the value of the Preferred Stock registered on the effective registration statement pursuant to which the offering is being made, or (b) exceeds the number of authorized but unissued shares of the Company’s Preferred Stock (the lesser of (a) and (b), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1(a) on the amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that MLV shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through MLV will be effected pursuant to the Registration Statement (as defined below) filed by the Company and the Parent and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company or the Parent to use the Registration Statement to issue Preferred Stock.

(b)	Pursuant to the Guarantee Agreement entered into by the Company and the Parent on June 23, 2011 (the “Guarantee Agreement”), the Parent fully and unconditionally guarantees to each holder of the Placement Shares, the payment and performance of the Company’s obligations under the Certificate of Designation filed with the Commission on June 20, 2011 (the “Certificate of Designation”), to the extent set forth in, and subject to the terms and conditions of, the Guarantee Agreement.

2. The Company and the Parent have filed with the Commission, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), a registration statement on Form S-3 (File No. 333-174552), including a base prospectus, relating to certain securities, including the Placement Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company or the Parent has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Regulations”). The Company and the Parent have prepared a prospectus supplement specifically relating to the Placement Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to MLV, for use by MLV, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares. Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations and deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company and the Parent with the Commission pursuant to Rule 424(b) under the Securities Act Regulations is herein called the “Prospectus”. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”).

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

3. Placements. Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify MLV by email notice (or other method mutually agreed to in writing by the parties) of the number of Placement Shares, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day and any minimum price below which sales may not be made (each such notice, a “Placement Notice”), the form of which is attached hereto as Schedule 1.

The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from MLV set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective unless and until (i) MLV declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares thereunder have been sold, (iii) the Company suspends or terminates the Placement Notice or (iv) the Agreement has been terminated under the provisions of Section 14. The amount of any compensation to be paid by the Company to MLV in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor MLV will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to MLV and MLV does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of Sections 3, 4, and 5 of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

4. Sale of Placement Shares by MLV.

(a) Subject to the terms and conditions of this Agreement, MLV, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE Amex (the “Exchange”), to sell the Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, the applicable Placement Notice. MLV will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to MLV pursuant to Section 3 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by MLV (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, MLV may sell Placement Shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act Regulations, including without limitation sales made directly on the Exchange, on any other existing trading market for the Preferred Stock or to or through a market maker. Subject to the terms of a Placement Notice, MLV may also sell Placement Shares by any other method permitted by law and the rules and regulations of the Exchange, including but not limited to in privately negotiated transactions, with the Company’s prior written consent. “Trading Day” means any day on which the Preferred Stock is purchased and sold on the Exchange.

(b) During the term of this Agreement, neither MLV nor any of its affiliates or subsidiaries shall engage, directly or indirectly in (i) any short sale of any security of the Company or (ii) any sale of any security of the Company that MLV does not own or any sale which is consummated by the delivery of a security of the Company borrowed by, or for the account of, MLV. Neither MLV nor any of its affiliates or subsidiaries shall engage in any proprietary trading or trading for MLV’s (or its affiliates’ or subsidiaries’) own account.

5. Suspension of Sales. The Company or MLV may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other Party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 5 shall be effective against any other party unless it is made to one of the individuals named on Schedule 2 hereto, as such Schedule may be amended from time to time.

6. Sale and Delivery to MLV; Settlement.

(a) Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions of this Agreement, upon MLV’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, MLV, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that MLV will be successful in selling Placement Shares, (ii) MLV will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by MLV to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Agreement and (iii) MLV shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by MLV and the Company.

(b) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading or as mutually agreed upon by the Company and MLV) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by MLV, after deduction for (i) MLV’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 3 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales not otherwise paid by the Company.

(c) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting MLV’s or its designee’s account (provided MLV shall have given the Company written notice of such designee a reasonable period of time prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, MLV will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company and the Parent agree that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date through no fault of MLV, the Company and the Parent agree that in addition to and in no way limiting the rights and obligations set forth in Section 12(a) hereto, it will (i) hold MLV harmless against any loss, claim, damage, or expense (including reasonable documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to MLV (without duplication) any commission, discount or other compensation to which it would otherwise have been entitled pursuant to Section 3 of this Agreement absent such default.

(d) Limitations on Offering Size. Under no circumstances shall either the Parent or the Company cause, or the Parent or the Company request, the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Placement Shares under this Agreement, the Maximum Amount or (B) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to MLV in writing. Under no circumstances shall the Parent or the Company cause, or the Parent or the Company request, the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to MLV in writing.

7. Representations and Warranties of the Company and the Parent. The Company and the Parent represent and warrant to, and agree with MLV that as of the date of this Agreement and as of each Applicable Time, unless such representation, warranty or agreement specifies a different time or time:

(a) Registration Statement and Prospectus. The Company and the Parent and, assuming no act or omission on the part of MLV that would make such statement untrue, the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-3 under the Securities Act. The Registration Statement has been filed with the Commission and has been declared effective under the Securities Act. The Prospectus Supplement will name MLV as the agent, in the section entitled “Plan of Distribution.” No order of the Commission preventing or suspending the effectiveness or use of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to the Parent’s and Company’s knowledge, are contemplated for that purpose. The Registration Statement, and the offer and sale of Placement Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with Rule 415. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to MLV and its counsel. The Company and the Parent have not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus (as defined below) to which MLV has consented, with any such consent not to be unreasonably withheld, conditioned or delayed. The Preferred Stock is currently listed on the Exchange under the trading symbol “GST.PR.A”. Except as disclosed in the Registration Statement, including the Incorporated Documents, the Company and the Parent have not, in the 12 months preceding the date hereof, received notice from the Exchange to the effect that the Company and the Parent are not in compliance with the listing or maintenance requirements of the Exchange. Except as disclosed in the Registration Statement, including the Incorporated Documents, or the Prospectus, the Company and the Parent have no reason to believe that each will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements.

(b) No Misstatement or Omission. The Registration Statement, when it became effective, and the Prospectus, and any amendment or supplement thereto, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act. At each Settlement Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. The Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment and supplement thereto, on the date thereof and at each Applicable Time, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated by reference in the Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in the light of the circumstances under which they were made, not misleading. The foregoing shall not apply to, and neither the Company nor the Parent make or shall make any representation or warranty in respect of, statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company and the Parent by MLV specifically for use in the preparation thereof.

(c) Conformity with Securities Act and Exchange Act. The documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

(d) Financial Information. The consolidated financial statements of the Company and the Parent included or incorporated by reference in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, together with the related notes and schedules, fairly present in all material respects the consolidated financial position of each of the

Company and the Parent and each of their respective subsidiaries (as defined below) as of the dates indicated and the consolidated results of operations and cash flows of each of the Company and the Parent and each of their respective subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year end audit adjustments which will not be material, either individually or in the aggregate). Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements). The selected financial data and summary financial information with respect to the Company and the subsidiaries contained or incorporated by reference in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, are fairly presented and prepared on a basis consistent with the audited financial statements included or incorporated by reference in the Registration Statement. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not included or incorporated by reference as required. The Company and the Parent and each of their respective subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (including the exhibits thereto) and the Prospectus which are required to be described in the Registration Statement or the Prospectus (including exhibits thereto and Incorporated Documents). All disclosures contained or incorporated by reference in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined in Item 10(e)(2) of Regulation S-K under the Securities Act) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(e) Conformity with EDGAR Filing. The Prospectus delivered to MLV for use in connection with the sale of the Placement Shares pursuant to this Agreement will be identical to the versions of the Prospectus transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(f) Organization.

i.

Each of the Company and the Parent has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with the corporate power and authority to own its properties and to conduct its business as it is currently being conducted and as described in the Registration Statement and the Prospectus. Each of the Company and the Parent is duly qualified to transact business and is in good standing as a foreign corporation or other legal entity in each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties, condition (financial or otherwise), business prospects, stockholders’ equity or results of operations of the Parent, the Company and each of their respective subsidiaries taken as a whole, or prevent or materially interfere with consummation of the transactions contemplated by this Agreement or the Guarantee Agreement (a “Material Adverse Effect”).

ii.	Each of the subsidiaries of the Company and the Parent has been duly incorporated or formed, as the case may be, and is validly existing and in good standing under the laws of their respective jurisdiction of organization, each with full power and authority (corporate or otherwise) to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and each has been duly qualified as a foreign corporation, limited liability company or limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not result in a Material Adverse Effect.

(g) Subsidiaries. Except for the Company, Gastar Exploration New South Wales, Inc., Gastar Exploration Victoria, Inc., Gastar Exploration Texas LLC, Gastar Exploration Texas, Inc. and Gastar Exploration Texas LP or as otherwise described in the Registration Statement and the Prospectus, the Parent and the Company have no subsidiaries and do not own any beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity.

(h) No Violation or Default. Neither the Parent nor any of its subsidiaries is (i) in violation of its charter or by laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries is bound or to which any of the property or assets of the Parent or any of its subsidiaries are subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Prospectus, the Prospectus Supplement or the Incorporated Documents, to the Parent’s knowledge, no other party under any material contract or other agreement to which it or any of its subsidiaries is a party is in default in any respect thereunder where such default would reasonably be expected to have a Material Adverse Effect.

(i) No Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Prospectus or the Incorporated Documents subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any (including any document deemed incorporated by reference therein), there has not been (i) any Material Adverse Effect, or development that would reasonably be expected to have a Material Adverse Effect, (ii) any transaction which is material to the Parent and its subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Parent or any subsidiary, which is material to the Parent and its subsidiaries taken as a whole, (iv) any material change in the capital stock (other than as a result of the sale of Placement Shares or other than as described in a proxy statement filed on Schedule 14A or a Registration Statement on Form S-4 and otherwise publicly announced) or outstanding long-term indebtedness of the Parent or any of its subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Parent or any subsidiary, other than in each case above (A) in the ordinary course of business or (B) where such matter, item, change, or development would not make the statements in the Registration Statement or the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(j) Capitalization.

i.	The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and non-assessable. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus as of the dates referred to therein (except for the Preferred Stock outstanding as a result of the issuance of Placement Shares, pursuant to reservation agreements or employee benefit plans referred to in the Registration Statement and Prospectus or pursuant to the exercise of convertible securities referred to in the Registration Statement or Prospectus), and such authorized capital stock conforms in all material respects to the description thereof set forth in the Registration Statement and the Prospectus. The description of the Preferred Stock in the Registration Statement and the Prospectus is complete and accurate in all material respects. Except as disclosed in or contemplated by the Registration Statement or the Prospectus, as of the date referred to therein, the Company did not have reserved any shares of Preferred Stock in respect of options, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities. There are no preemptive rights or other rights (other than rights which have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied or as described in the Prospectus) to subscribe for or to purchase any shares of capital stock of the Company or other equity interests of the Company or any of its subsidiaries, or any agreement or arrangement between the Company and any of the Company’s stockholders which grant special rights with respect to any shares of the Company’s capital stock or which in any way affect any stockholder’s ability or right to alienate freely or vote such shares.

ii.

The issued and outstanding shares of capital stock of the Parent have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws.

Except as set forth in the Registration Statement, there are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable for, any capital stock of the Parent or any of its subsidiaries.

iii.	The issued and outstanding shares of capital stock of each of the Company’s subsidiaries, have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and, except to the extent set forth in the Prospectus, are owned directly or indirectly, by the Parent or the Company, as applicable, free and clear of any lien, encumbrance, security interest, claim or charge, other than those described in, or incorporated by reference into, the Registration Statement and the Prospectus.

(k) Authorization; Enforceability. The Company and the Parent have the full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and the Parent and is a legal, valid and binding agreement of the Company and the Parent, as the case may be, enforceable in accordance with its terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification and contribution provisions of Section 12 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(l) Authorization of Placement Shares. The Placement Shares, when issued, delivered and paid for pursuant to the terms of this Agreement, will be duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim (other than any pledge, lien, encumbrance, security interest or other claim arising from an act or omission of MLV or a purchaser), including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Placement Shares, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Prospectus.

(m) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or any governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Parent of this Agreement and the Guarantee Agreement, and the issuance and sale by the Company of the Placement Shares as contemplated hereby, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws or by the by laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or the Exchange in connection with the sale of the Placement Shares by MLV or which has not otherwise been obtained.

(n) No Registration Rights. Except as set forth in the Registration Statement and the Prospectus, no Person has the right, contractual or otherwise, to require the Company or the Parent to register under the Securities Act any Preferred Stock or shares of any other capital stock or other securities of the Company or the Parent, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Placement Shares as contemplated thereby or otherwise, except for such rights as have been waived on or prior to the date hereof.

(o) Independent Public Accountant. BDO USA LLP (the “Accountant”), whose reports on the consolidated financial statements of the Company and the Parent are incorporated by reference into the Registration Statement and the Prospectus, is and, during the periods covered by its reports, was, an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company or Parent’s knowledge, after due inquiry, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(p) Enforceability of Agreements. To the Company and Parent’s knowledge, all agreements between the Company and/or the Parent and third parties expressly referenced in the Prospectus, other than such agreements that have expired by their terms or whose termination is disclosed in documents filed by the Parent on EDGAR, are legal, valid and binding obligations of the Company and the Parent enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited be federal or state securities laws or public policy considerations in respect thereof, except for any unenforceability that, individually or in the aggregate, would not unreasonably be expected to have a Material Adverse Effect.

(q) No Litigation. Except as set forth in the Registration Statement or the Prospectus, (i) there are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company or Parent’s knowledge, any legal, governmental or regulatory investigations, to which the Parent or a subsidiary is a party or to which any property of the Parent or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Parent or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company or the Parent to perform its obligations under this Agreement and the Guarantee Agreement; and (ii) to the Company’s and Parent’s knowledge, no actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others that, individually or in the aggregate, if determined adversely to the Parent or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.

(r) Licenses and Permits. Except as set forth in the Registration Statement or the Prospectus, the Parent and each of its subsidiaries possess or have obtained, all licenses, certificates, consents, orders, approvals, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the

Registration Statement and the Prospectus (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement or the Prospectus, neither the Parent nor any of its subsidiaries have received written notice of any proceeding relating to revocation or modification of any such Permit or has any reason to believe that such Permit will not be renewed in the ordinary course, except where the failure to obtain any such renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) No Material Defaults. Neither the Parent nor any of the subsidiaries has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither the Parent nor the Company has filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it or any of its subsidiaries (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(u) Certain Market Activities. Neither the Company nor the Parent, nor any of the Parent’s subsidiaries, nor, any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.

(v) Broker/Dealer Relationships. Neither the Parent nor any of its subsidiaries or any related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(w) No Reliance. The Company and the Parent have not relied upon MLV or legal counsel for MLV for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(x) Taxes. The Parent and each of its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(y) Title to Real and Personal Property. Except as otherwise set forth in the Registration Statement and Prospectus or such as in the aggregate does not now cause or will in the future result in a Material Adverse Effect, the Company and each subsidiary have title to their respective properties as follows: (a) with respect to wells (including leasehold interests and appurtenant personal property) and non-producing oil and gas properties (including undeveloped locations on leases held by production and those leases not held by production), such title is good and free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions, (b) with respect to non-producing properties in exploration prospects, such title was investigated in accordance with customary industry procedures prior to the acquisition thereof by the Company or any subsidiary; (c) with respect to real property other than oil and gas interests, such title is good and marketable free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions; and (d) with respect to personal property other than that appurtenant to oil and gas interests, such title is free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions. No real property owned, leased, licensed, or used by the Company or any subsidiary lies in an area which is, or to the knowledge of the Company will be, subject to restrictions which would prohibit, and no statements of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, exploration, development or production or use of such real property in the business of the Company or any subsidiary as presently conducted or as the Registration Statement and the Prospectus indicates they contemplate conducting, except as may be properly described in the Registration Statement and the Prospectus or such as in the aggregate do not now cause and will not in the future result in a Material Adverse Effect. The working interests in oil, gas and mineral leases or mineral interests that constitute a portion of the real property held by the Company and the Parent reflect in all material respects the right of the Parent and each of its subsidiaries to explore, develop or receive production from such real property. The Parent and each of its subsidiaries have such consents, easements, rights of way or licenses from any person (“rights-of-way”) as are necessary to enable the Parent and each of its subsidiaries to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus, and except for such rights of way the lack of which would not have, individually or in the aggregate, a Material Adverse Effect.

(z) Reserve Reports. The information underlying the estimates of the reserves of the Parent and its subsidiaries, which was supplied by the Parent to Netherland, Sewell & Associates, Inc. (the “Reserve Engineer”), independent petroleum engineers, for purposes of preparing the reserve reports incorporated by reference into the Registration Statement (the “Reserve Report”), including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts under hedging arrangements, costs of operations and development, and working interest and net revenue interest information relating to the Company and Parent’s ownership interests in properties, was true and correct in all material respects on the dates of the Reserve Report; the estimates of future capital expenditures and other future exploration and development costs supplied to the Reserve Engineer was prepared in good faith and with a reasonable basis; the information provided to the Reserve Engineer by the Company or the Parent for purposes of preparing the Reserve Report was prepared in accordance with customary industry practices; the Reserve Engineer was, as of the date of the Reserve Report, and is, as of the date hereof, independent petroleum engineers with respect to the Company and the Parent; other than any decrease in reserves resulting from normal production of the reserves and intervening spot market product price fluctuations or as disclosed in the Prospectus Supplement and incorporated by reference into the Registration Statement, to the knowledge of the Company and the Parent, there are not any facts or circumstances that would adversely affect the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as disclosed in the Prospectus and incorporated by reference into the Registration Statement and reflected in the Reserve Report such as to cause a material adverse change; estimates of such reserves and the present value of the future net cash flows therefrom as disclosed in the Prospectus and incorporated by reference into the Registration Statement and reflected in the Reserve Reports comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act. The estimates of such proved reserves and standardized measure as described in the Registration Statement and Prospectus and reflected in the reports referenced therein have been prepared in a manner that complies with the applicable requirements of the rules under the Securities Act with respect to such estimates.

(aa) Intellectual Property. Except as set forth in the Registration Statement or the Prospectus, to the Parent’s knowledge, the Parent and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks (both registered and unregistered), service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as disclosed in writing to MLV, the Parent and any of its subsidiaries have not received any written notice of any claim of infringement or conflict which asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

(bb) Environmental Laws. Except as set forth in the Registration Statement or the Prospectus, the Parent and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement and the Prospectus; (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iv) there are no costs or liabilities arising under Environmental Laws with respect to the operation of the Parent’s and each of its subsidiaries’ oil and gas properties (including without limitation, any capital, or operating expenditures required for clean-up or closure of the properties, compliance with Environmental Laws, any permit, license or approval or any related legal constraints or operating activities, and any potential liabilities of third parties assumed under contract by the Company or any of its subsidiaries) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) Disclosure Controls. The Parent has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Parent and its subsidiaries is made known to the Parent’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement; and (iii) such disclosure controls and procedures are effective to perform the functions for which they were established. There are no significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Parent’s ability to record, process, summarize, or report financial data to management and the board of directors of the Parent. The Parent is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Parent’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(dd) Sarbanes-Oxley. The Parent, and to its knowledge, each of its directors or officers, in their capacities as such, are in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission. Each of the principal executive officer and the principal financial officer of the Parent (and each former principal executive officer of the Parent and each former principal financial officer of the Parent as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by him or her with the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(ee) Finder’s Fees. Neither the Parent nor any of the subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to MLV pursuant to this Agreement.

(ff) Labor Disputes. No labor disturbance by or dispute with employees of the Parent or any of its subsidiaries exists or, to the knowledge of the Company and the Parent, is threatened which would reasonably be expected to result in a Material Adverse Effect.

(gg) Investment Company Act. Neither the Parent nor any of the subsidiaries is or, after giving effect to the offering and sale of the Placement Shares, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the rules and regulations of the Commission promulgated thereunder.

(hh) Operations. The operations of the Parent and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Parent or its subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except as would not reasonably be expected to result in a Material Adverse Effect; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and Parent, threatened.

(ii) Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company and/or the Parent, and/or, to the knowledge of the Company and the Parent, any of its affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that would reasonably be expected to affect materially the Company and the Parent’s liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33 8056; 34 45321; FR 61), required to be described in the Prospectus which have not been described as required.

(jj) Underwriter Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at-the-market” or continuous equity transaction.

(kk) ERISA. To the knowledge of the Parent, (i) each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Parent or any of its subsidiaries (other than a Multiemployer Plan, within the meaning of Section 3(37) of ERISA) for employees or former employees of the Parent and any of its subsidiaries has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan (excluding transactions effected pursuant to a statutory or administrative exemption); and (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) equals or exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, other than, in the case of (i), (ii) and (iii) above, as would not reasonably be expected to have a Material Adverse Effect.

(ll) Margin Rules. Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(mm) Insurance. The Parent and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Parent and each of its subsidiaries reasonably believe are adequate for the conduct of their properties and as is customary for companies of similar size engaged in similar businesses in similar industries.

(nn) No Improper Practices. No relationship, direct or indirect, exists between or among the Company and the Parent on the one hand and the directors, officers or stockholders of the Company and the Parent, or any member of his or her immediate family, or any customers or suppliers that is required to be described in the Registration Statement or the Prospectus and that is not so described and described as required in material compliance with such requirement. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company and the Parent to or for the benefit of any of the officers or directors of the Company and the Parent or any member of their respective immediate families, except as disclosed in the Registration Statement and the Prospectus.

(oo) Status Under the Securities Act. Neither the Company nor the Parent is an ineligible issuer as defined under Rule 405 under the Securities Act, or otherwise satisfies the eligibility requirements set forth under and at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Placement Shares.

(pp) No Misstatement or Omission in an Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to, and neither the Parent nor the Company make any representation and warranty in respect of, statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company and the Parent by MLV specifically for use therein.

(qq) No Conflicts. Neither the execution of this Agreement by the Company and the Parent and by the Parent of the Guarantee Agreement, nor the issuance, offering or sale of the Placement Shares by the Company, nor the consummation by the Parent and the Company of any of the transactions contemplated herein and therein, nor the compliance by the Company and the Parent with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company and the Parent pursuant to the terms of any contract or other agreement to which the Company and the Parent may be bound or to which any of the property or assets of the Company and the Parent is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not reasonably be expected to have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company and the Parent, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company and the Parent or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company and the Parent, except where such violation would not reasonably be expected to have a Material Adverse Effect.

(rr) Foreign Corrupt Practices Act. Neither the Company, the Parent nor, to the knowledge of the Company and the Parent, any director, officer, agent, employee, affiliate or other person acting on behalf of the Parent or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in the furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official therof or any candidate for foreign political office, in contravention of the FCPA and the Company and the Parent and to the knowledge of the Company and the Parent, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure and which are reasonable expected to continue to ensure, continued compliance therewith.

(ss) OFAC. (i) The Parent represents that, neither the Parent nor any of its subsidiaries (collectively, the “Entity”) or any director, officer, employee, agent, affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph (tt), “Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Entity represents and covenants that, except as detailed in the Prospectus, for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(tt) Stock Transfer Taxes. On each Settlement Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Placement Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company or the Parent and all laws imposing such taxes will be or will have been fully complied with in all material respects.

Any certificate signed by an officer of the Company or the Parent, as applicable, and delivered to MLV or to counsel for MLV pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company or the Parent, as applicable, to MLV under this Agreement as to the matters set forth therein.

8. Covenants of the Company and the Parent. The Company and the Parent covenant and agree with MLV that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by MLV under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company or the Parent will notify MLV promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company or the Parent will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to MLV within two (2) Business Days before the filing and MLV has not reasonably objected thereto within the same period (provided, however, that the failure of MLV to make such objection shall not relieve the Company and the Parent of any obligation or liability hereunder, or affect MLV’s right to rely on the representations and warranties made by the Company and the Parent in this Agreement the only remedy MLV shall have with respect to the failure by the Company and the Parent to provide MLV with such copy shall be to cease making sales under this Agreement) and the Company or Parent will furnish to MLV at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company or the Parent will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 8(a), based on the Company and Parent’s reasonable opinion or reasonable objections, shall be made exclusively by the Company and the Parent).

(b) Notice of Commission Stop Orders. The Company or the Parent will advise MLV, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company or the Parent will advise MLV promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by MLV under the Securities Act with respect to the offer and sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”), each of the Company and the Parent will use its reasonable best efforts to comply in all material respects with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by each of the Company and the Parent with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company or the Parent has omitted any information from the Registration Statement pursuant to Rule 430A under the Securities Act, it will use its reasonable best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify MLV promptly of all such filings. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during the Prospectus Delivery Period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company or the Parent will promptly notify MLV to suspend the offering of Placement Shares during such period and the Company and the Parent will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company and the Parent) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay any such amendment or supplement if, in the judgment of the Company, it is in the best interests of the Company to do so; provided, however, that the Company may delay any such amendment or supplement if there are no open Placement Notices or pending sales and, in the judgment of the Company, it is in the best interest of the Company to do so.

(d) Listing of Placement Shares. During the Prospectus Delivery Period, the Company will use its reasonable best efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as MLV reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e) Delivery of Registration Statement and Prospectus. The Company or the Parent will furnish to MLV and its counsel (at the expense of the Company and the Parent) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as MLV may from time to time reasonably request and, at MLV’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company and the Parent shall not be required to furnish any document (other than the Prospectus) to MLV to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company and the Parent will make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(g) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(h) Notice of Other Sales. Without the prior written consent of MLV, the Company and the Parent will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Preferred Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Preferred Stock, warrants or any rights to purchase or acquire, Preferred Stock during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to MLV hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at-the-market” offering sell, contract to sell, grant any option to sell or otherwise dispose of any Preferred Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Preferred Stock, warrants or any rights to purchase or acquire, Preferred Stock prior to the later of the termination of this Agreement and the earliest to occur of (1) the date on which this Agreement is terminated by the Company and the Parent pursuant to Section 14(b)(ii) or (2) the date on which MLV terminates this Agreement pursuant to Section 14(c); provided, however, that such restrictions will not be required in connection with the Company or Parent’s issuance or sale of (i) Preferred Stock, options to purchase Preferred Stock or Preferred Stock issuable upon the exercise of options, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not Preferred Stock subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Parent whether now in effect or hereafter implemented; (ii) Preferred Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company and the Parent available on EDGAR or otherwise in writing to MLV and (iii) Preferred Stock, or securities convertible into or exercisable for Preferred Stock, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners who are qualified institutional buyers or are not more than three persons that are “accredited investors” within the meaning of such term under paragraph (a)(1), (a)(2), (a)(3),

(a)(7) or (a)(8) of Rule 501 under the Securities Act, or offered and issued upon conversion of other securities of the Company or the Parent in accordance with Section 3(a)(9) of the Securities Act, and otherwise conducted in a manner so as not to be integrated with the offering of Preferred Stock hereby.

(i) Change of Circumstances. The Company or the Parent will, at any time during the pendency of a Placement Notice advise MLV promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to MLV pursuant to this Agreement.

(j) Due Diligence Cooperation. During the term of this Agreement, the Company and the Parent will cooperate with any reasonable due diligence review conducted by MLV or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company and Parent’s principal offices or such other location mutually agreed to by the parties, as MLV may reasonably request.

(k) Required Filings Relating to Placement of Placement Shares. The Company and the Parent agree that on such dates as the Securities Act shall require, the Company or the Parent will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through MLV, the Net Proceeds to the Company and the compensation payable by the Company and the Parent to MLV with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(l) Representation Dates; Certificate. During the term of this Agreement, on the date of this Agreement and each time the Company or the Parent, as applicable:

(i) files the Prospectus relating to the Placement Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A that contains restated financial statements);

(iii) files its quarterly reports on Form 10-Q under the Exchange Act; or

(iv) files a current report on Form 8-K containing amended audited financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”);

the Company and the Parent shall furnish MLV (but in the case of clause (iv) above only if MLV reasonably determines that the information contained in such Form 8-K is material and provides notice of such determination to the Company) with a certificate, in the form attached hereto as Exhibit 8(l). The requirement to provide a certificate under this Section 8(l) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Parent files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company and the Parent relied on such waiver and did not provide MLV with a certificate under this Section 8(l), then before the Company delivers the Placement Notice or MLV sells any Placement Shares, the Company and the Parent shall provide MLV with a certificate, in the form attached hereto as Exhibit 8(l), dated the date of the Placement Notice.

(m) Legal Opinion. (1) On the date of this Agreement and (2) within five (5) Trading Days of each Representation Date with respect to which each of the Company and the Parent is obligated to deliver a certificate in the form attached hereto as Exhibit 8(l) for which no waiver is applicable, the Company and the Parent shall cause to be furnished to MLV written opinions of Vinson & Elkins LLP and Burnet, Duckworth & Palmer LLP, or other counsel reasonably satisfactory to MLV (collectively, “Company Counsel”), in form and substance reasonably satisfactory to MLV and its counsel; provided, however, the Company and the Parent shall be required to furnish to MLV no more than one opinion hereunder per calendar quarter; provided, further, that in lieu of such opinions, Company Counsel may furnish MLV with a letter (a “Reliance Letter”) to the effect that MLV may rely on a prior opinion delivered under this Section 8(m) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).

(n) Comfort Letters. (1) On the date of this Agreement and (2) within five (5) Trading Days of each Representation Date, other than pursuant to Section 8(l)(iii), with respect to which each of the Company and the Parent is obligated to deliver a certificate in the form attached hereto as Exhibit 8(l) for which no waiver is applicable, the Company and the Parent shall cause its independent registered public accounting firm to furnish MLV letters (the “Comfort Letter”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 8(n). The Comfort Letter from the Company’s independent registered public accounting firm shall be in a form and substance reasonably satisfactory to MLV, (i) confirming that it is an independent registered public accounting firm with respect to the Company and the Parent within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (each first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o) Market Activities. The Company and the Parent will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Preferred Stock or (ii) sell, bid for, or purchase Preferred Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than MLV.

(p) Investment Company Act. The Parent will conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

(q) No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company, the Parent and MLV in its capacity as agent hereunder, neither MLV, the Company nor the Parent (including its agents and representatives, other than MLV in their capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

9. Representations and Covenants of MLV. MLV represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which MLV is exempt from registration or such registration is not otherwise required. MLV shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which MLV is exempt from registration or such registration is not otherwise required, during the term of this Agreement. MLV will comply with all applicable law and regulations in connection with the Placement Shares, including but not limited to Regulation M.

10. Payment of Expenses.

(a) The Company and the Parent will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Free Writing Prospectus, in such number as MLV shall deem necessary, (ii) the printing and delivery to MLV of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to MLV, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement

Shares to MLV, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company and the Parent, (v) the fees and expenses of the transfer agent and registrar for the Preferred Stock, (vi) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Shares, and (vii) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange. For the avoidance of doubt, the Parent and the Company do not, and shall not, have any obligation with respect to the expenses of MLV or the fees and expenses of its counsel, agents, representatives or advisors, other than with respect to the MLV’s compensation as set forth in Section 3.

11. Conditions to MLV’s Obligations. The obligations of MLV hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company and the Parent herein, to the due performance by the Company and the Parent of its obligations hereunder, the due performance by the Parent of its obligations under the Guarantee Agreement, to the completion by MLV of a due diligence satisfactory to it in its reasonable judgment, and to the continuing satisfaction (or waiver by MLV in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or the Parent of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company or the Parent of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that requires the making of any changes in the Registration Statement, the Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. MLV shall not have advised the Company and the Parent that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in MLV’s reasonable opinion is material, or omits to state a fact that in MLV’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company and Parent’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company and the Parent or any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect.

(e) Legal Opinion. MLV shall have received the opinions of Company Counsel required to be delivered pursuant Section 8(m) on or before the date on which such delivery of such opinions are required pursuant to Section 8(m).

(f) Comfort Letters. MLV shall have received the Comfort Letter required to be delivered pursuant Section 8(n) on or before the date on which such delivery of such letter is required pursuant to Section 8(n).

(g) Representation Certificate. MLV shall have received the certificate required to be delivered pursuant to Section 8(l) on or before the date on which delivery of such certificate is required pursuant to Section 8(l).

(h) No Suspension. Trading in the Preferred Stock shall not have been suspended on the Exchange and the Preferred Stock shall not have been delisted from the Exchange.

(i) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 8(l), the Company shall have furnished to MLV such appropriate further information, certificates and documents as MLV may reasonably request and which are usually and customarily furnished by an issuer of securities in connection with a securities offering. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish MLV with such conformed copies of such opinions, certificates, letters and other documents as MLV shall reasonably request.

(j) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(k) Approval for Listing. The Placement Shares shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

(l) No Termination Event. There shall not have occurred any event that would permit MLV to terminate this Agreement pursuant to Section 14(a).

12. Indemnification and Contribution.

(a) Company and Parent Indemnification. The Company and the Parent agree to, jointly and severally, indemnify and hold harmless MLV, its partners, members, directors,

officers, employees, agents and any “affiliate” (within the meaning of Rule 405 of the Securities Act) and each person, if any, who controls MLV within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company and the Parent, which consent shall not unreasonably be delayed or withheld; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company and the Parent by MLV expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) MLV Indemnification. MLV agrees to indemnify and hold harmless the Company and the Parent and their respective directors and each officer of the Company or the Parent who signed the Registration Statement, and each person, if any, who (i) controls the Company and the Parent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company and the Parent against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished to the Company in writing by MLV expressly for use therein.

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 12 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 12, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 12 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 12 unless, and only to the extent that, such omission results in the forfeiture or material impairment of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, and a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 12 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 12 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Parent or MLV, the Company, the Parent and MLV will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company and the Parent from persons other than MLV, such as persons who control the Company and the Parent within the meaning of the Securities Act, officers of the Company and the Parent who signed the Registration Statement and directors of the Company and the Parent, who also may be liable for contribution) to which the Company, the Parent and MLV may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company or the Parent on the one hand and MLV on the other hand. The relative benefits received by the Company or the Parent on the one hand and MLV on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by MLV (before deducting expenses) from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company or the Parent, on the one hand, and MLV, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Parent or MLV, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Parent and MLV agree that it would not be just and equitable if contributions pursuant to this Section 12(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 12(d) shall be deemed to include, for the purpose of this Section 12(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 12(c) hereof. Notwithstanding the foregoing provisions of this Section 12(d), MLV shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 12(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of MLV, will have the same rights to contribution as that party, and each officer and director of the Company and the Parent, as applicable, who signed the Registration Statement will have the same rights to contribution as the Company and the Parent, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 12(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 12(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 12(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 12(c) hereof.

13. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 12 of this Agreement and all representations and warranties of the Company and the Parent and of MLV herein, or in certificates delivered pursuant hereto, shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of MLV, any controlling persons, the Company, or the Parent (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

14. Termination.

(a) MLV may terminate this Agreement, by notice to the Company and the Parent, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development that has occurred that is reasonably likely to have a Material Adverse Effect has occurred or in the sole judgment of MLV makes it impractical or inadvisable to market the Placement Shares or, to enforce contracts for the sale of the Placement Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of MLV, impracticable or inadvisable to market the Placement Shares or, to enforce contracts for the sale of the Placement Shares, (3) if trading in the Preferred Stock has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company or the Parent on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 10 (Payment of Expenses), Section 12 (Indemnification and Contribution), Section 13 (Representations and Agreements to Survive Delivery), Section 19 (Applicable Law; Waiver of Jury Trial) and Section 20 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If MLV elects to terminate this Agreement as provided in this Section 14(a), MLV shall provide the required notice as specified in Section 15 (Notices).

(b) (i) The Company and the Parent shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(ii) If MLV declines any commercially reasonable placement notice pursuant to clause (i) of Section 3 of this Agreement, then the Company shall have the right to terminate this Agreement by giving written notice of termination to MLV. Any such termination shall be effective immediately upon a delivery of a termination notice by the Company and the Parent to MLV.

Any termination pursuant to Section 14(b) shall be without liability of any party to any other party except that the provisions of Section 10 (Payment of Expenses), Section 12 (Indemnification and Contribution), Section 13 (Representations and Agreements to Survive Delivery), Section 19 (Applicable Law; Waiver of Jury Trial) and Section 20 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

(c) MLV shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 10 (Payment of Expenses), Section 12 (Indemnification and Contribution), Section 13 (Representations and Agreements to Survive Delivery), Section 19 (Applicable Law; Waiver of Jury Trial) and Section 20 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 14, this Agreement shall automatically terminate upon the earlier to occur of (i) the two (2) year anniversary of the date hereof or (ii) the issuance and sale of all of the Placement Shares through MLV on the terms and subject to the conditions set forth herein, except that, in either such case, the provisions of Section 10 (Payment of Expenses), Section 12 (Indemnification and Contribution), Section 13 (Representations and Agreements to Survive Delivery), Section 19 (Applicable Law; Waiver of Jury Trial) and Section 20 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 14(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties. Upon termination of this Agreement, the Company and the Parent shall not have any liability to MLV for any discount, commission or other compensation with respect to any Placement Shares not otherwise sold by MLV under this Agreement.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by MLV or the Company and the Parent, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

15. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to MLV, shall be delivered to:

McNicoll, Lewis & Vlak, LLC

1251 Avenue of the Americas, 41st Floor

New York, New York 10020

Attention: Patrice McNicoll, Chief Executive Officer

Facsimile No.: (212) 317-1515

with a copy to (which shall not constitute notice):

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, NY 10020

Attention: Daniel I. Goldberg

Facsimile No.: (212) 884-8466

and if to the Company or the Parent, shall be mailed, delivered or telegraphed and confirmed to:

Gastar Exploration USA, Inc.

c/o Gastar Exploration Ltd.

1331 Lamar, Suite 650

Houston, TX 77010

Attention: J. Russell Porter, President and Chief Executive Officer

Facsimile No.: (713) 739-0458

with a copy (which shall not constitute notice) to:

Vinson & Elkins LLP

First City Tower

1001 Fannin Street, Suite 2500

Houston, TX 77002-6760

Attention: Jim Prince

Facsimile No.: 713-615-5234

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 15 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

16. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, the Parent and MLV and their respective successors and the affiliates, controlling persons, partners, members, officers, directors, employees and agents referred to in Section 12 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

17. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share consolidation, stock split, stock dividend, corporate domestication or similar event effected with respect to the Placement Shares.

18. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto), constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof and thereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company, the Parent and MLV. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

19. APPLICABLE LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

21. Use of Information. MLV may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.

22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

23. Effect of Headings.

The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

24. Permitted Free Writing Prospectuses.

Each of the Company and the Parent represents, warrants and agrees that, unless it obtains the prior consent of MLV, and MLV represents, warrants and agrees that, unless it obtains the prior consent of the Company and the Parent, it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by MLV, the Company, or the Parent as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Parent represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

25. Absence of Fiduciary Relationship.

The Company and the Parent acknowledge and agrees that:

(a) MLV is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company, the Parent or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and MLV, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not MLV has advised or is advising the Company or the Parent on other matters, and MLV has no obligation to the Company or the Parent with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) each is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) MLV has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and each has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d) each is aware that MLV and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Parent and MLV has no obligation to disclose such interests and transactions to the Company and the Parent by virtue of any fiduciary, advisory or agency relationship or otherwise; provided that MLV hereby agrees not to engage in any such transaction which would cause its interests to be in direct conflict with the best interests of the Company and the Parent or which would cause a breach of its covenants and obligations hereunder; and

(e) each waives, to the fullest extent permitted by law, any claims each may have against MLV for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that MLV shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to each in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or the Parent, employees or creditors of Company or the Parent, other than in respect of MLV’s obligations under this Agreement and to keep information provided by the Company and the Parent to MLV and MLV’s counsel confidential to the extent not otherwise publicly-available.

26. Definitions.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date and (ii) the time of each sale of any Placement Shares pursuant to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares.

“Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430A,” “Rule 430B,” “Rule 433,” and “Rule 501” refer to such rules under the Securities Act Regulations.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by MLV outside of the United States.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Parent, the Company and MLV of the transactions contemplated by this Agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Parent, the Company and MLV.

Very truly yours,

GASTAR EXPLORATION USA, INC.

By:	/s/ J. Russell Porter
Name: J. Russell Porter Title: President

GASTAR EXPLORATION LTD.

By:	/s/ J. Russell Porter
Name: J. Russell Porter Title: President and Chief Executive Officer

ACCEPTED as of the date first-above written:

MCNICOLL, LEWIS & VLAK LLC

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll Title: Chief Executive Officer

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	Gastar Exploration USA, Inc.

To:	McNicoll, Lewis & Vlak LLC

Attention:	Patrice McNicoll

Subject:	At-The-Market Issuance--Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the At-The-Market Issuance Sales Agreement between Gastar Exploration USA, Inc., a Delaware corporation (the “Company”) and a wholly-owned subsidiary of Gastar Exploration Ltd., a Canadian corporation organized under the Business Corporation Act of Alberta, Canada (the “Parent”), and McNicoll, Lewis & Vlak LLC (“MLV”), dated June 29, 2011, the Company hereby requests that MLV sell up to                      of the Company’s Series A Cumulative Preferred Stock, par value $0.01 per share, at a minimum market price of $             per share, during the time period beginning [month, day, time] and ending [month, day, time].

We agree that the compensation with respect to such sale will be [    ]% of gross proceeds, unless otherwise agreed to by us.

SCHEDULE 2

Notice Parties

The Company

Michael A. Gerlich

J. Russell Porter

MLV

Patrice McNicoll

Randy Billhardt

Ryan Loforte

SCHEDULE 3

Compensation

The Company shall pay to MLV in cash, upon each sale of Placement Shares pursuant to this Agreement, an amount ranging between 3.0% and 5.0% of the gross proceeds from each sale of Placement Shares, as detailed in each Placement Notice delivered pursuant to this Agreement.

EXHIBIT 8(l)

Form of Representation Date Certificate

This Officer’s Certificate (this “Certificate”) is executed and delivered in connection with Section 8(l) of the At-The-Market Issuance Sales Agreement (the “Agreement”), dated June     , 2011, and entered into between Gastar Exploration USA, Inc. (the “Company”), Gastar Exploration Ltd. (the “Parent”) and McNicoll, Lewis & Vlak LLC. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

The undersigned, a duly appointed and authorized officer of the [Company] [Parent], having made reasonable inquiries to establish the accuracy of the statements below and having been authorized by the [Company] [Parent] to execute this certificate on behalf of the [Company] [Parent], hereby certifies, in [his/her] capacity as an officer of [Company][Parent] and not individually, as follows:

1. As of the date of this Certificate, (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) neither the Registration Statement nor the Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading for (i) and (ii) to be true.

2. Each of the representations and warranties of the [Company] [Parent] contained in the Agreement were true and correct in all material respects when originally made, and, except for those representations and warranties that speak solely as of a specific date, are true and correct in all material respects as of the date of this Certificate.

3. Except as waived by MLV in writing, each of the covenants required to be performed by the [Company] [Parent] in the Agreement on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the [Company] [Parent] on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement has been duly, timely and fully complied with in all material respects.

4. Subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus, including Incorporated Documents, there has been no Material Adverse Effect.

5. No stop order suspending the effectiveness of (a) the Registration Statement or of any part thereof or (b) the qualification or registration of the Placement Shares under the securities or Blue Sky laws of any jurisdiction has been issued, and, to the [Company’s] [Parent’s] knowledge, no proceedings for that purpose have been instituted or are pending or threatened by any securities or other governmental authority (including, without limitation, the Commission).

The undersigned has executed this Officer’s Certificate as of the date first written above.

[COMPANY] [PARENT]

By:
Name:
Title:

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